SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: December 15, 2006
(Date of earliest event reported)

PSI CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-20317	88-0270266
(Commission File No.)	(I.R.S. Employer
Identification No.)

7222 Commerce Center Drive, Suite 240
Colorado Springs, CO 80919
(Address of principal executive offices; zip code)

(719) 359-5533
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2006, we removed Joseph A. Abbo as Chief Operating Officer of our company.

On January 16, 2007, David Foni was appointed to our board of directors to fill the vacancy created by the resignation of Ken Upcraft previously reported in our Current Report on Form 8-K dated December 20, 2006.

On January 19, 2007, David Lott resigned from his position as Chief Executive Officer. In connection with Mr. Lott's resignation, we entered into a Termination and Non-Disclosure Agreement with Waiver and Release, dated January 19, 2007, which provides for, among other terms, (i) the payment to Mr. Lott of $3,000 per month for a period of twelve months and (ii) the issuance and delivery to Mr. Lott of a total of one million shares of our common stock over a period of twelve months. A copy of the agreement is filed herewith as Exhibit 10.1.

At a meeting of the board of directors also on January 19, 2007, the board of directors appointed David Foni to the position of Chief Executive Officer. Immediately following the meeting, Mr. Lott resigned as a director of our company.

We are currently negotiating the terms of an employment agreement with Mr. Foni, which we anticipate will provide for, among other terms, an annual base salary of $72,000 and a number of shares of our common stock having a value equal to $50,000.

The biographical information of Mr. Foni required by this Item is set forth below.

Name	Age	Biographical Information

David Foni	52
Prior to serving as Chief Executive Officer and a director of our company, Mr. Foni served as a director of Maveriq Technologies, Inc., a company that he founded in 2001 specializing in data and telecommunications products. Before founding Maveriq Technologies, Inc., Mr. Foni was the Manager of Future Product Development at ABC Telecommunications. Mr. Foni has over 20 years of experience in the technology and telecommunications fields.

On January 24, 2007, we removed Kenneth Upcraft as Vice President of Business Development of our company.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Termination and Non-Disclosure Agreement between our company and David Lott, dated January 19, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated: January 24, 2007	By: /s/ David Foni
Name: David Foni
Title: Chief Executive Officer